UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 10, 2024

Transcat, Inc.
(Exact name of registrant as specified in its charter)
Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (585) 352-7777
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 10, 2024, Transcat, Inc. (the “Company”) acquired all of the membership units of Martin Calibration LLC (“Martin”), a privately-held Delaware limited liability company, pursuant to a Membership Unit Purchase Agreement (the “Agreement”), by and among the Company, Martin Holding Inc. (the “Seller”) and Richard L. Brion. Martin is an ISO-17025 accredited calibration laboratory network and has been a regional Midwest leader in the metrology business for almost 35 years. With its flagship Minneapolis lab, Martin has six additional labs in or near Chicago, Milwaukee, Eau Claire, Tempe, and Los Angeles. Martin serves customers in the highly regulated medical, life science, aerospace, and nuclear sectors providing in-lab and onsite services across a broad range of disciplines. Prior to this transaction, there were no material relationships between the Seller, Martin, or Richard L. Brion, and the Company or its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

Pursuant to the Agreement, the Company acquired all of the membership units of Martin for $79 million, subject to customary adjustments set forth in the Agreement, consisting of a combination of (i) $69 million in cash and (ii) approximately $10 million in shares of the Company’s common stock, par value $0.50 per share, or 96,006 shares of common stock (the “Shares”). The Company issued the Shares in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Under the Agreement, Mr. Brion entered into a customary lock-up agreement with the Company pursuant to which he agreed not to sell or otherwise dispose of the Shares until 45 days after the Shares are registered under the Securities Act. The Agreement contains various representations, warranties, covenants and indemnification of the parties that are customary for a transaction of this nature.

Also on December 10, 2024, the Company, the Seller and Mr. Brion entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to register for resale the Shares issued pursuant to the Agreement under the Securities Act. The Company has agreed to file a registration statement under the Securities Act within 45 days of the closing, or January 24, 2025, to register the Shares for resale and to have the registration statement declared effective by the US Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, and in any event within five trading days after the SEC notifies the Company that the registration statement will not be reviewed or is not subject to further review.

The foregoing summary of the Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 10, 2024, the Company issued a press release announcing this transaction. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: December 10, 2024	By:	/s/ Thomas L. Barbato
Thomas L. Barbato
Senior Vice President of Finance and Chief Financial Officer